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                                                                    Exhibit 21.1

List of Subsidiaries of Medallion Financial Corp.

Name                                   Jurisdiction of Incorporation or Formation
- --------------------------------------------------------------------------------
Medallion Funding Corp.                New York

Medallion Taxi Media, Inc.             Delaware

Business Lenders LLC.                  Delaware

Medallion Capital, Inc.                Delaware

Medallion Business Credit LLC.         Delaware

Freshstart Venture Capital Corp.       New York
